AGREEMENT FOR PRIVATE SALE OF OWNERSHIP

INTERESTS IN OXAMEDIA, S.R.L.

THIS AGREEMENT is made and entered into this 25th day of July,  2011 by and between GIOVANNA COLOMBO and STEFANO ZORZI (collectively the “Seller“) and OXAMEDIA CORPORATION, a Delaware, United States corporation (“Purchaser”).

R E C I T A L S :

A.

Seller is the owner and holder of one hundred (100%) percent of the

Issued quota interests (hereinafter referred to as the “Shares”) of OXAMEDIA S.R.L., a company organized in accordance with the Company Law of Italy; and

B.

Seller desires to sell and Purchaser desires to purchase the Shares owned by Seller.

NOW THEREFORE, in consideration of the mutual promises and covenants by and between the parties, the parties hereto agree as follows:

1.

Sale.

Subject to the terms and conditions contained herein, on the closing Date, for good and valuable consideration from Purchaser, Seller Zorzi agrees to sell five (5%) percent  and Colombo agrees to sell ninety-five (95%) percent for the aggregate amount of one hundred (100%) percent of the issued quota interests (the “Shares”) of OXAMEDIA slr, a company organized in accordance with the Company Law of Italy.

2.

Purchase Price.

The purchase price of the Shares shall be for an aggregate consideration of Ten Thousand (€10,000.00) Euros, payable as follows:

a.

The entire purchase price of Ten Thousand (€10,000.00) Euros shall be paid by and Seller agrees to accept, the issuance of one hundred (100) shares of Oxamedia Corporation; ninety five (95) shares issued to Colombo and five (5) shares issued to Zorzi, which shall be issued on the date of Closing, as set forth below.

3.

Subsequent Documentation.   Seller will, at any time after the Closing Date, upon the request of Purchasers and without further consideration, execute any instruments as may be requested by Purchasers in order to effect this transaction.

4.

Closing.

The closing of the purchase and sale shall take place on or before September 15, 2011 (“Closing Date”).

5.

Corporate Information.

Purchase has reviewed all of the data, books and records pertaining to the operation and financial condition of the Corporation, and acknowledges that he is familiar with the condition of the Corporation and that he has had access to adequate information to make the decision to enter into this Agreement and has had access to necessary information prior to entering into this Agreement sufficient upon which to base a decision; that the Seller and the Corporation have made available to (him/her) during the course of this transaction, and prior to entering into this Agreement, the opportunity to ask questions of, and receive answers from the Seller and the Corporation and persons acting on the Corporation’s behalf concerning the condition of the Corporation and has had the opportunity to obtain any additional information necessary to verify the accuracy of the information obtained as acknowledged herein.

6.

Representations of Seller Regarding Seller.  Seller represents to Purchaser that:

A.

Organization and Power.

The Seller, if a corporation, is a corporation duly organized, validly existing and in good standing under the Company Law of Italy.

B.

Authorization and Effect of Agreement.

The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all requisite corporate actions of the Seller, and will not result in a violation of the Seller’s rules and regulations or, to the best of Seller’s knowledge, a violation of any law, rule, license, regulation, judgment, order or decree governing or affecting the operation of the business of the Seller.

8.

Termination.  This Agreement may be terminated upon the written consent of all the parties hereto.

9.

Survival of Representations.  All representations, covenants and warranties contained herein shall survive the Closing.

10.

Modification.  This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall not be modified or amended except by a subsequent instrument in writing signed by or on behalf of the parties hereto.

11.

Law to Govern.  This Agreement shall be governed by the laws of the State of Delaware, but the transfer of said shares shall be governed by the law of Italy.

12.

Assignment.  No party may assign his rights and/or obligations under this Agreement.

13.

Waiver.  No waiver by a party hereto shall constitute a waiver of such party’s rights under any other provision of this Agreement.

14.

Paragraph Headings.  The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision thereof.

15.

Attorney’s Fees.

In the event of any litigation arising under this Agreement or pertaining to its subject matter, the prevailing party shall be entitled to an award of reasonable attorneys’ fees in both the trial and appellate proceedings.

16.

Electronic Transmission.

  Receipt of an electronic transmission or fax transmission of an executed document in connection with this transaction shall in all respects be deemed an original.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first hereinabove written.

SELLER:

By:_____________________________________
Giovanna Colombo

SELLER:

By:_____________________________________
Stefano Zorzi

PURCHASER:

Oxamedia Corporation

By:_____________________________________
Its president

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